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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2000 relating to the financial statements of Stilwell Financial Inc., which appears in the Information Statement which is filed as Exhibit 99.1 to Stilwell's Registration Statement on Form 10. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of our report dated February 29, 2000 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. The financial statements of DST Systems, Inc. included in its December 31, 1999 Form 10-K together with our report thereon have been incorporated by reference in the Information Statement referred to above.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 14, 2000